Press Release For Immediate Release

INDEPENDENT BANK GROUP, INC. COMPLETES ACQUISITION OF GUARANTY BANCORP
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January 2, 2019

McKINNEY, Texas, January 2, 2019 /GlobeNewswire/ -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced the completion of its acquisition of Guaranty Bancorp.

Guaranty Bancorp conducts its banking operations through its wholly owned subsidiary, Guaranty Bank and Trust Company, with 32 branches strategically located along the Colorado Front Range, including 14 locations in the greater Denver metropolitan area. As of September 30, 2018, Guaranty Bancorp, on a consolidated basis, reported total assets of $3.81 billion and total deposits of $3.06 billion.

As previously disclosed, Guaranty stockholders will receive 0.45 shares of Independent Bank Group stock in exchange for each share of Guaranty Bancorp stock held immediately prior to the merger, resulting in the issuance of approximately 13.18 million shares of Independent Bank Group common stock in the aggregate.

In connection with the completion of the transaction, Independent also announced that it intends to increase its quarterly dividend to $0.25 per share in the first quarter of 2019. David R. Brooks, Chairman and CEO of Independent Bank Group, stated, “Based upon the strong financial performance of our company and Guaranty Bancorp in 2018 and the anticipated performance of the combined company, we believe that increasing our dividend is an appropriate way to enhance value for all of our shareholders.”

Independent Bank Group received a fairness opinion from Stephens Inc. in connection with the transaction and was represented by Wachtell, Lipton, Rosen & Katz as legal counsel. Guaranty Bancorp was advised by Keefe, Bruyette & Woods, Inc. as financial advisor and was represented by Shapiro Bieging Barber Otteson LLP as legal counsel.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relation- ship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Ft. Worth, Austin, and Houston, Texas and the Colorado Front Range areas.

Forward Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim”, “anticipate”, “estimate”, “expect”, “goal”, “guidance”, “intend”, “is anticipated”, “is expected”, “is intended”, “objective”, “plan”, “projected”, “projection”, “will affect”, “will be”, “will continue”, “will decrease”, “will grow”, “will impact”, “will increase”, “will incur”, “will reduce”, “will remain”, “will result”, “would be”, variations of such words or phrases (including where the word “could”, “may”, or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that Independent Bank Group makes are based on our current expectations and assumptions regarding Independent Bank Group’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Independent Bank Group’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, among others: the outcome of any legal proceedings that may be instituted against Independent Bank Group or Guaranty Bancorp, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Independent Bank Group and Guaranty Bancorp do business, the possibility that the transaction may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction, Independent Bank Group’s ability to complete the integration of Guaranty Bancorp successfully, and the dilution caused by Independent Bank Group’s issuance of shares of its common stock in connection with the transaction. Independent Bank Group disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on Independent Bank Group and factors which could affect the forward-looking statements contained herein can be found in Independent Bank Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Report on Form 10-Q for the three-month period ended September 30, 2018 and its other filings with the Securities and Exchange Commission.

CONTACTS:

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Analysts/Investors:

Michelle Hickox    Mark Haynie
Executive Vice President and Chief Financial Officer    Executive Vice President and General Counsel
(972) 562-9004    (972) 562-9004
mhickox@ibtx.com    mhaynie@ibtx.com

Media:

Peggy Smolen
Senior Vice President Marketing & Communications
(972) 562-9004
psmolen@ibtx.com

Source: Independent Bank Group, Inc.